UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 10, 2015

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	0001-36033	EIN 98-1226628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 10, 2015, Theravance Biopharma, Inc. (the “Company”), entered into the First Amendment to Rights Agreement (the “Amendment”) between the Company and Computershare Inc. (the “Rights Agent”) that amends the Rights Agreement dated May 9, 2014 (the “Rights Agreement”) between the Company and the Rights Agent.

The Amendment amends the definition of an “Acquiring Person” under the Rights Agreement to increase the beneficial ownership threshold in such definition from 19.0% to 19.9% and to make conforming changes in the “Summary of Rights” included in Exhibit C of the Rights Agreement.  No other changes were made to the Rights Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The description of the Amendment set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	First Amendment to Rights Agreement by and between Theravance Biopharma, Inc. and Computershare Inc., dated November 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: November 10, 2015	/s/ Renee D. Gala
Renee D. Gala
Senior VP and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Amendment to Rights Agreement by and between Theravance Biopharma, Inc. and Computershare Inc., dated November 10, 2015.